SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

Scantek Medical, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-27592	84-1090126

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4B WING DRIVE, CEDAR KNOLLS, NEW JERSEY 07927

(Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code............................. (973) 401-0434

.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Scantek Medical, Inc. ("Scantek") has announced in a press release dated May 13, 2005 that it is in the process of renegotiating its contracts for the sale of its BreastCare™/BreastAlert™ Differential Temperature Sensor product (“BreastCare™”) in Brazil with (A) Instituto Cultural Do Trabalho (“Instituto Cultural”) and (B) Comercial Marimex LTDA (“Comercial Marimex”). Scantek announced that it agreed to renegotiate these contracts in view of the fact that the delay in obtaining an import license has caused delays in the shipment of the units of the BreastCare™ and has caused the dates currently set forth in the original contracts with Instituto Cultural and Comercial Marimex to be unusable.

Although Scantek believes that the only changes which will be made to the original contracts are changes in the dates, there can be no assurance that no other changes will be made until Scantek completes its negotiations with Instituto Cultural and Comercial Marimex.

Item 9.01 Financial Statement and Exhibits.

Exhibit 99.1-Scantek press release dated May 13, 2005.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scantek Medical, Inc.

Date: May 13, 2005	By:	/s/ Zsigmond Sagi

Dr. Zsigmond Sagi, President

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